EXHIBIT 99.1

Neuberger Berman Inc 605 Third Avenue New York, NY 10158-3698 Tel 212.476.9000
Contact: Robert Matza Executive Vice President Chief Operating Officer Neuberger Berman (212) 476-9808	Margaret Towers Towers Group (212) 354-5020

NEUBERGER BERMAN TO ANNOUNCE EARNINGS FOR SECOND
QUARTER 2003 ON JULY 29, 2003; WILL HOST CONFERENCE CALL

NEW YORK, NY, July 7, 2003 … Neuberger Berman Inc. (NYSE: NEU) will issue a news release announcing second quarter 2003 earnings prior to the opening of the New York Stock Exchange on Tuesday, July 29, 2003. The release will also be posted on Neuberger Berman’s website, www.nb.com.

In addition, the firm will host a conference call, open to the public, to discuss the financial results at 10:00 AM on Tuesday, July 29, 2003. To listen to the conference call, dial 800-289-0468 (domestic) or 913-981-5517 (international). Please refer to the Neuberger Berman Inc. second quarter 2003 earnings call. To listen to a webcast of the conference call visit Neuberger Berman’s website, www.nb.com.

A replay of the call will also be available for 90 days on Neuberger Berman’s website, or you can listen to the call for a 24-hour period by dialing 888-203-1112 (domestic) or 719-457-0820 (international), beginning at 12:00 PM the day of the conference call. Listeners to the telephone call-in replay must enter the Conference Confirmation Number 284104.

Neuberger Berman Inc. through its subsidiaries is an investment advisory company with $56.3 billion in assets under management, as of March 31, 2003. For 63 years, the firm has provided clients with a broad range of investment products, services and strategies. The Company engages in private asset management, wealth management services, tax planning and personal and institutional trust services, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.

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Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company’s products’ performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.